Exhibit 99.1

News release

---------------AT THE COMPANY---------------

Dick Gauthier

VP, Corporate Communications and Investor Relations

(616) 365-1555

FOR IMMEDIATE RELEASE
September 27, 2021

UFP Industries acquires Shelter Products, Inc.,
expanding its distribution capabilities within its factory-built business unit to the southern U.S.

GRAND RAPIDS, Mich., Monday, September 27, 2021 – UFP Industries (Nasdaq: UFPI) today announced that UFP Distribution, LLC, a wholly owned subsidiary of UFP Construction, LLC, acquired the operating assets of Shelter Products, Inc., in Haleyville, Alabama, for $6.5 million. Shelter Products operates its distribution and logistics business from an 87,800 sq.-ft. warehouse that specializes in manufactured housing industry customers. Shelter Products’ facility is adjacent to a UFP manufacturing facility that supplies trusses to manufactured housing builders, and the proximity will enable additional operational synergies. Shelter Products had sales of $11.4 million in 2020. Stephen Sampson, president and CEO of Shelter Products, will continue to serve the company in a consultative role while assisting with the integration of Shelter Products into UFP Distribution, which provides distribution and logistics support to factory-built manufacturers through nine warehouses across the U.S.

“We continue to believe the lack of affordable housing will create greater demand for factory-built housing, and Shelter Products will help us meet this demand and offer opportunities to distribute new products in the southern U.S.,” said Patrick Benton, president of UFP Construction. “Shelter Products has been a terrific vendor for us for many years, and their talented team has an unmatched reputation for customer service. This transaction, which will be seamless to customers, is another example of how UFP’s new organizational structure creates more focus on individual markets and products.”

“We have worked closely with UFP Industries for nearly two decades and have been impressed by the company’s entrepreneurial culture and success,” said Sampson. “We are a family company, and joining UFP ensures my work family that they will not only continue to enjoy the culture they created but take advantage of more business and career opportunities in the future. We are excited to join the UFP family.”

UFP Industries, Inc.

UFP Industries is a holding company whose operating subsidiaries – UFP Industrial, UFP Construction and UFP Retail Solutions – manufacture, distribute and sell a wide variety of value-added products used in residential and commercial construction, packaging and other industrial applications worldwide. Founded in 1955, the company is headquartered in Grand Rapids, Michigan, with affiliates in North America, Europe, Asia and Australia. For more about UFP Industries, go to www.ufpi.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates and projections about the markets we serve, the economy and the Company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” “likely,” “plans,” “projects,” “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. The Company does not undertake to update forward-looking statements to reflect facts, circumstances, events, or assumptions that occur after the date the forward-looking statements are made. Actual results could differ materially from those included in such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the factors that could cause actual results to differ materially from forward-looking statements are the following: fluctuations in the price of lumber; adverse or unusual weather conditions; adverse economic conditions in the markets we serve; government regulations, particularly involving environmental and safety regulations; and our ability to make successful business acquisitions. Certain of these risk factors as well as other risk factors and additional information are included in the Company's reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission.

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